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                                                                      EXHIBIT 21

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NAME OF SUBSIDIARY                      JURISDICTION OF FORMATION
--------------------------------------  -------------------------
Affinity Mining Company                 West Virginia
American Land Holdings of Indiana, LLC  Delaware
Appalachia Mine Services, LLC           Delaware
Arclar Company, LLC                     Indiana
Arid Operations Inc.                    Delaware
Beaver Dam Coal Company                 Delaware
Big Ridge, Inc.                         Illinois
Big Sky Coal Company                    Delaware
Black Beauty Coal Company               Indiana
Black Beauty Equipment Company          Indiana
Black Beauty Holding Company, LLC       Delaware
Black Beauty Mining, Inc.               Indiana
Black Beauty Resources, Inc.            Indiana
Black Beauty Underground, Inc.          Indiana
Black Hills Mining Company, LLC         Illinois
Black Stallion Coal Company, LLC        Delaware
Black Walnut Coal Company               Delaware
Bluegrass Coal Company                  Delaware
BTU Empire Corporation                  Delaware
BTU International B.V.                  Netherlands
BTU Venezuela LLC                       Delaware
BTU Western Resources, Inc.             Delaware
Caballo Coal Company                    Delaware
Carbones Peabody de Venezuela, C.A.     Venezuela
Charles Coal Company                    Delaware
CL Hartford, L.L.C.                     Delaware
CL Power Sales Three, L.L.C.            Delaware
Cleaton Coal Company                    Delaware
Coal Properties Corp.                   Delaware
Coal Reserve Holding Limited            Delaware
Liability Company No. 1
Coal Reserve Holding Limited            Delaware
Liability Company No. 2
COALSALES II, LLC                       Delaware
COALSALES, LLC                          Delaware
COALTRADE International, LLC            Delaware
COALTRADE, LLC                          Delaware
Colony Bay Coal Company                 West Virginia
Colorado Coal Resources, LLC            Delaware
Colorado Yampa Coal Company             Delaware
Cook Mountain Coal Company              Delaware
Cottonwood Land Company                 Delaware
Coulterville Coal Company, LLC          Delaware
CP Power Sales Sixteen, L.L.C.          Delaware
Cyprus Creek Land Company               Delaware
Cyprus Creek Land Resources, LLC        Delaware
Dixon Mining Company, LLC               Kentucky
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


Dodge Hill Holding JV, LLC              Delaware
Dodge Hill Mining Company, LLC          Kentucky
Dodge Hill of Kentucky, LLC             Delaware
EACC Camps, Inc.                        West Virginia
Eagle Coal Company                      Indiana
Eastern Associated Coal Corp.           West Virginia
Eastern Royalty Corp.                   Delaware
Empire Marine, LLC                      Indiana
Falcon Coal Company                     Indiana
Gallo Finance Company                   Delaware
Gold Fields Chile, S.A.                 Delaware
Gold Fields Mining, LLC                 Delaware
Gold Fields Operating Co.-Ortiz         Delaware
Grand Eagle Mining, Inc.                Kentucky
Hayden Gulch Terminal, Inc.             Delaware
Highland Mining Company                 Delaware
Highwall Mining Services Company        Delaware
Hillside Mining Company                 West Virginia
HMC Mining, LLC                         Delaware
Independence Material Handling Company  Delaware
Indian Hill Company                     Delaware
Interior Holdings Corp.                 Delaware
James River Coal Terminal Company       Delaware
Jarrell's Branch Coal Company           Delaware
Juniper Coal Company                    Delaware
Kanawha River Ventures I, LLC           West Virginia
Kayenta Mobile Home Park, Inc.          Delaware
Lemon Grove Investments Pty. Ltd.       Queensland
Logan Fork Coal Company                 Delaware
Martinka Coal Company                   Delaware
Midco Supply and Equipment Corporation  Illinois
Midwest Coal Acquisition Corp.          Delaware
Mountain View Coal Company              Delaware
Mustang Energy Company, L.L.C.          Delaware
New Whitwood Collieries Pty. Ltd.       Queensland
Newhall Funding Company                 Massachusetts
North Page Coal Corp.                   West Virginia
NRGenerating Holdings (No.17) B.V.      Netherlands
NRGenerating Holdings (No.9) B.V.       Netherlands
Ohio County Coal Company                Kentucky
P&L Receivables Company, LLC            Delaware
Patriot Coal Company, L.P.              Delaware
PDC Partnership Holdings, Inc.          Delaware
Peabody (Kogan Creek) Pty Ltd.          Queensland
Peabody (Wilkie Creek) Pty Ltd.         South Australia
Peabody America, Inc.                   Delaware
Peabody Archveyor, L.L.C.               Delaware
Peabody Baralaba Investments Pty        New South Wales
Limited
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Peabody Coal Company                    Delaware
Peabody COALTRADE Australia Pty         New South Wales
Limited
Peabody Development Company, LLC        Delaware
Peabody Development Land Holdings, LLC  Delaware
Peabody Energy Australia Coal Pty       New South Wales
Limited
Peabody Energy Corporation              Delaware
Peabody Energy Generation Holding       Delaware
Company
Peabody Energy Investments, Inc.        Delaware
Peabody Energy Solutions, Inc.          Delaware
Peabody Fuels Pty Ltd                   Victoria
Peabody Holding Company, Inc.           New York
Peabody Investments Corp.               Delaware
Peabody Minerals Pty. Limited           Queensland
Peabody Natural Gas, LLC                Delaware
Peabody Natural Resources Company       Delaware
Peabody Pacific Pty Limited             New South Wales
Peabody PowerTree Investments, LLC      Delaware
Peabody Recreational Lands, L.L.C.      Delaware
Peabody Southwestern Coal Company       Delaware
Peabody Surat Pty Ltd.                  Queensland
Peabody Terminals, Inc.                 Delaware
Peabody Venezuela Coal Corp.            Delaware
Peabody Western Coal Company            Delaware
Peabody-Waterside Development, L.L.C.   Delaware
PEC Equipment Company, LLC              Delaware
PG INVESTMENTS FIVE, L.L.C.             Delaware
PG INVESTMENTS FOUR, L.L.C.             Delaware
PG INVESTMENTS ONE, L.L.C.              Delaware
PG INVESTMENTS SIX, L.L.C.              Delaware
PG INVESTMENTS THREE, L.L.C.            Delaware
PG INVESTMENTS TWO, L.L.C.              Delaware
PG POWER SALES EIGHT, L.L.C.            Delaware
PG POWER SALES ELEVEN, L.L.C.           Delaware
PG POWER SALES FIVE, L.L.C.             Delaware
PG POWER SALES FOUR, L.L.C              Delaware
PG POWER SALES NINE, L.L.C.             Delaware
PG POWER SALES SEVEN, L.L.C.            Delaware
PG POWER SALES SIX, L.L.C.              Delaware
PG POWER SALES TEN, L.L.C.              Delaware
PG POWER SALES THREE, L.L.C.            Delaware
PG POWER SALES TWELVE, L.L.C.           Delaware
PG POWER SALES TWO, L.L.C.              Delaware
PHC Acquisition Corp.                   Delaware
Pine Ridge Coal Company                 Delaware
Point Pleasant Dock Company, LLC        Delaware
Pond Creek Land Resources, LLC          Delaware
Pond River Land Company                 Delaware
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Porcupine Production, LLC               Delaware
Porcupine Transportation, LLC           Delaware
Powder River Coal Company               Delaware
Prairie State Generating Company, LLC   Delaware
Randolph Land Holding Company, LLC      Delaware
Rio Escondido Coal Corp.                Delaware
Rivers Edge Mining, Inc.                Delaware
Riverview Coal Terminal Pty. Ltd.       Queensland
Riverview Terminal Company              Delaware
Seneca Coal Company                     Delaware
Sentry Mining Company                   Delaware
Shoshone Coal Corporation               Delaware
Snowberry Land Company                  Delaware
Star Lake Energy Company, L.L.C.        Delaware
Sterling Smokeless Coal Company         West Virginia
Sugar Camp Properties                   Indiana
Thoroughbred Generating Company, LLC    Delaware
Thoroughbred Mining Company, L.L.C.     Delaware
Thoroughbred, L.L.C.                    Delaware
Tiaro Coal Pty. Ltd.                    Queensland
Twentymile Coal Company                 Delaware
Union County Coal Company, LLC          Kentucky
Yankeetown Dock Corporation             Indiana
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